Exhibit 99.1

United Rentals, Inc 100 First Stamford Place Stamford, CT 06902 tel: 203 622-3131 fax: 203 622-6080 unitedrentals.com

United Rentals to Present at the Citi 2024 Global Industrial Tech and Mobility

Conference

STAMFORD, Conn. – February 12, 2024– United Rentals, Inc. (NYSE: URI) today announced that it will participate in the Citi 2024 Global Industrial Tech and Mobility Conference on Tuesday, February 20, 2024. The conference will include a presentation by Matt Flannery, chief executive officer and Ted Grace, chief financial officer.

The presentation is scheduled to begin at 3:30 p.m. ET and will be available via the following link:

https://kvgo.com/citi/united-rentals-inc-feb-2024.

About United Rentals

United Rentals, Inc. is the largest equipment rental company in the world. The company has an integrated network of 1,504 rental locations in North America, 38 in Europe, 23 in Australia and 19 in New Zealand. In North America, the company operates in 49 states and every Canadian province. The company’s approximately 26,300 employees serve construction and industrial customers, utilities, municipalities, homeowners and others. The company offers approximately 4,800 classes of equipment for rent with a total original cost of $20.66 billion. United Rentals is a member of the Standard & Poor’s 500 Index, the Barron’s 400 Index and the Russell 3000 Index® and is headquartered in Stamford, Conn. Additional information about United Rentals is available at unitedrentals.com.

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Contact:

Elizabeth Grenfell

Vice President, Investor Relations

O: (203) 618-7125

investors@ur.com